UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

“Esentai Tower” BC, Floor 7, 77/7 Al Farabi Ave., Almaty, Kazakhstan
(Address of principal executive offices)

050040
(Zip code)

+7 727 311 10 64
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	FRHC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 2.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Unless the context indicates otherwise, all dollar amounts stated in this Current Report are in United States dollars.

On November 16, 2021, Freedom Finance SPC Ltd. (the “Issuer”), an Astana International Financial Centre (“AIFC”) Special Purpose Company, and wholly owned subsidiary of Freedom Holding Corp (the “Guarantor”), commenced a best efforts underwritten public offering of up to $66,000,000 aggregate principal amount of its 5.5% US dollar denominated bonds due October 21, 2026 (the “Bonds”) to accredited investors in accordance with the Business Rules of the Astana International Exchange (“AIX”) in Kazakhstan. The Bonds will be issued in $100,000 denominations and bear interest at a rate of 5.5% per annum. Interest is payable on April 21 and October 21 of each year, beginning April 21, 2022, until the maturity date of October 21, 2026.  The issue price of the Bonds was 100% of the face value.  The Bonds have been admitted for trading on the Astana International Exchange (“AIX”).  As of November 22, 2021, $12,200,000 worth of Bonds have been sold.  The placement may continue for a period of up to one year.

The Bonds are not subject to a trust deed or indenture. The Bonds and any non-contractual obligations arising out of, or in connection with the Bonds will be governed by the offering documents filed with the AIX and the laws of the AIFC.

The proceeds received from the sale of the Bonds will be transferred from the Issuer to the Guarantor pursuant to a Loan Agreement between the Issuer and the Guarantor, dated November 22, 2021, (the “Loan Agreement”) to be used by Guarantor for:

•	partial repayment or refinancing of debt;
•	purchases of investment grade debt instruments of quasi-governmental entities;
•	business expansion through mergers and acquisitions; and
•	working capital.

Payment of all amounts including interest and (or) principal payments and (or) penalties owing by Issuer in respect of the Bonds is unconditionally and irrevocably guaranteed by the Guarantor pursuant to a Guarantee Agreement entered into between the Issuer and the Guarantor on August 10, 2021, (the “Guarantee Agreement”).

This placement represents the first tranche of a maximum US $200,000,000 Bond Programme (the “Programme”), pursuant to which the Issuer may from time-to-time, until November 1, 2027, issue bonds denominated in US dollars to accredited investors only in compliance with applicable laws of the AIFC and rules of the AIX.  The Programme may be comprised of one or more tranches of bonds issued on the same or different issue dates.  Freedom Finance Global PLC, a wholly owned subsidiary of Guarantor (the “Underwriter”), is acting as the placement agent pursuant to Agreement No. FF-29072021 for the provision of underwriting services, between the Issuer and the Underwriter, dated July 29, 2021 (the “Underwriting Agreement”.)

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Bond Terms and Conditions

The Bonds are the Issuer’s unsecured obligation. Coupon payments shall be calculated on the basis of a 360-day year. The Issuer shall pay a penalty to the Bondholders for each day, on which any amount payable under the Bonds remains due and payable at a rate equal to 5.5% per annum. The Bonds constitute a direct, general and unconditional obligation of the Issuer which will rank pari passu among themselves and pari passu in terms of payment rights, with all other current or future unsubordinated obligations of the Issuer, except for liabilities mandatorily preferred by law.

There is no paying agent to oversee payments of interest or principal. The Issuer will be directly responsible to affect all payments according to the records of the Astana International Exchange Registrar Ltd. (“AIX Registrar”) who will act as the registrar of the Bonds. Payments and settlements will be made through the Astana International Exchange Central Depository Ltd. (“AIX CSD”) settlement system.

Early Redemption

By Issuer

The Bonds are redeemable at par. Redemption of the Bonds shall be made concurrently with the final payment of interest within ten calendar days after (and including) the relevant maturity date. The Bonds may be redeemed in whole or in part at par before their stated maturity at the option of the Issuer only if the Issuer has secured prior written consent of holders of at least three-fourths in principal amount of the Bonds then outstanding.

By Bond holders

If at any time while any of the Bonds remain outstanding an Event of Default, (defined below), occurs, the Issuer shall, at the option of the holder of Bonds, upon the holder of such Bonds giving not less than fifteen nor more than thirty days’ notice to the Issuer, redeem such Bonds on the day specified in such notice at 100% of its principal amount together with the interest accrued to (but excluding) the date specified for the redemption. If such holder’s option is not honored by the Issuer on the day specified in such notice, such holder of Bonds is entitled to claim such due amounts under the guarantee from Guarantor.

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Events of Default

The following constitute Events of Default:

•	Non-payment: Issuer fails to pay the principal of any of the Bonds when due and payable, or with respect to the payment of interest or penalty on the Bonds, the Issuer fails to pay when due and payable and such default continues for a period of at least ten business days; or

•	Breach of other obligations: Issuer is in default of the performance, or is otherwise in breach, of any covenant, obligation, undertaking or other agreement, including but not limited to, the breach of condition “Other Obligations of the Issuer” below, and such default or breach is not remedied within thirty calendar days after a notice thereof has been given to the Issuer by any holder of the Bonds.

Within two business days of the occurrence of an Event of Default, the Issuer shall notify the Bondholders of such Event of Default, and any holder of a Bond then outstanding is entitled to give notice to the Issuer that the Bond is, and shall immediately become, due and payable at 100% of its principal amount together with accrued interest to the date specified for redemption in such notice.

Any claim against the Issuer in respect of the Bonds other than for payments of principal and interest shall become invalid unless it is filed within one year from the date of the nonpayment or breach.

Other Obligations of the Issuer

As long as any of the Bonds issued under the Programme remain outstanding the Issuer will not:

•	allow any default under its liabilities, including but not limited to, obligations evidenced by bonds, debentures, notes, loans or other similar instruments, for an aggregate amount exceeding 10% of the Issuer’s total assets calculated by reference to the Issuer’s most recent available financial statements as of the most recent reporting date preceding such a default;

•	undertake any reorganization as a legal entity without prior written consent of the Guarantor and holders of at least three-fourth in principal amount of the Bonds outstanding;

•	allow the initiation of bankruptcy proceedings or similar measures, including any insolvency, rehabilitation, readjustment of debt, marshalling of assets and liabilities, moratorium of payments or similar arrangements involving the Issuer, or the appointment of a rehabilitation manager, interim manager, bankruptcy trustee or similar insolvency officer in relation to the Issuer or its assets;

•	terminate the listing of the Bonds in the Official List of the AIX after listing is granted;

•	amend or substitute any entity in place of the Issuer as the principal debtor in respect of the Bonds, without prior written consent of the Guarantor and Bondholders of at least three-fourth in principal amount of the Bonds then outstanding; or

•	amend the offer documents unless agreed upon in writing with the Guarantor and holders of at least three-fourth in principal amount of the Bonds then outstanding under the relevant tranche.

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Bondholders’ Meetings

The Bondholders may require the Issuer to convene a meeting of Bondholders to transact matters concerning the Bonds, including amendments to the offer documents, unless such action is approved by a resolution of holders of at least three-fourths in principal amount of the Bonds then outstanding.

Selling Restrictions

The offer and sale of the Bonds is subject to applicable laws and regulations, including, the AIFC Market Rules and AIX Market Listing Rules of the AIX Business Rules.  The Bonds may not be sold in other jurisdictions, including without limitation the United Kingdom, the European Economic Area, other than in compliance with applicable laws and regulations.  The Bonds have not and will not be registered under the U.S. Securities Act of 1933 or the securities laws of any state of the United States and may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons.

The Bonds may only be offered or sold to accredited investors in accordance with AIX Business Rules.

Loan Agreement

Pursuant to the Loan Agreement the Issuer will loan to Guarantor the amount received from the placement of the first tranche of the Programme, (the “Loan Amount”). The Loan Amount may be drawn down by Guarantor in one or several installments within one year from the date of the Loan Agreement. The interest rate is 5.5% per annum. Interest payments will be equal to and fully cover the Issuer’s obligations to the holders of Bonds issued in the first tranche. Interest payments are due semi-annually not later than April 21 and October 21 each year. Repayment of the Loan Amount is due October 21, 2026, although the Guarantor may prepay all or any portion of Loan Amount. Any amounts prepaid may be re-borrowed.

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The obligation of the Issuer to pay the Loan Amount is subject to the condition that on the date the Guarantor draws down the Loan Amount:

•	no event of default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an event of default) has occurred and is continuing or might result from the payment of the Loan Amount;

•	the representations and warranties of the Guarantor in the Loan Agreement are all true and accurate as of each such date, as if made on each such date with reference to the facts then subsisting at the relevant date; and

•	no event has occurred such as: any indebtedness of the Guarantor to whomever is not paid when due or prematurely payable, or the making by the Guarantor of any general arrangement or assignment for the benefit of creditors; the Guarantor becomes bankrupt or insolvent; the institution of proceedings under any bankruptcy or similar laws in which the Guarantor is the debtor or bankrupt; the appointing of a trustee or receiver to take possession of substantially all of the Guarantor’s assets, the attachment, execution or judicial seizure of a substantial part of the Guarantor’s assets or any assets wherein the Issuer has a security interest.

The Loan Agreement contains customary representations, warranties and undertakings, and default, payment and payment application provisions. The Loan Agreement is governed by the laws of the AIFC.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached to this Current Report as Exhibit 4.01 and incorporated by reference herein.

Guarantee Agreement

Subject to the terms of the Guarantee Agreement, the Guarantor agrees to be jointly liable with the Issuer to the Bondholders for payment of principal, interest, fees, forfeits, penalties, fines and debt recovery-related litigation fees resulting from Issuer’s non-performance or improper performance of its obligations under the Bonds.  The Guarantor’s liability is limited to the nominal value of the Bonds and any accrued coupon interest as of the date a Bondholder submits a claim to the Guarantor.  The Guarantor’s obligations under the Guarantee Agreement will be reduced by the amount of any claims satisfied by Guarantor.  Bondholders have the right to make a claim for payment from the Guarantor upon expiration of fifteen calendar days from the date of an event of non-payment or improper performance by the Issuer.  Upon receipt of a claim, the Issuer is required to take all reasonable and available measures under the current circumstances to perform its obligations to the Bondholder making such claim.  If the Issuer is unable to perform its obligations, the Guarantor is required to pay any such claim within ten business days of receipt thereof.  In the event the Issuer is unable to fulfill its obligations to a Bondholder and the Guarantor is required to perform, the Issuer will reimburse the Guarantor in full for payments made by the Guarantor plus interest, as provided in the Guarantee Agreement.  Unless earlier terminated as provided therein, the Guarantee Agreement shall remain in effect until the Issuer’s obligations under the Bonds have been fully performed.  The Guarantee Agreement contains provisions regarding the process for filing a claim and performance of the guarantee, the rights and obligations of the parties and dispute resolution.

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The foregoing description of the Guarantee Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached to this Current Report as Exhibit 4.02 and incorporated by reference herein.

Underwriting Agreement

The Underwriter has agreed to act as the lead underwriter on a best efforts basis to sell the full amount of the Programme in a series of one or more tranches pursuant to the Underwriting Agreement. In exchange for its services, the Underwriter received a fee of KZT 3,000,000 (approximately $7,000) upon listing of the Bonds on the AIX. The Issuer is also responsible for third party fees that arise during placement of the Bonds and confirmed overhead costs. The term of the Underwriting Agreement is through December 31, 2022, unless earlier terminated by the parties in according with its terms. The Underwriting Agreement also contains provisions regarding the duties and liabilities of the parties and dispute resolution.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached to this Current Report as Exhibit 4.03 and incorporated by reference herein.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state, foreign country or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state, foreign country or jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.01	Loan Agreement, dated November 22, 2021, between Freedom Finance SPC Ltd. and Freedom Holding Corp.

4.02	Guarantee Agreement No., dated August 10, 2021, between Freedom Holding Corp. and Freedom Finance SPC Ltd.

4.03	Agreement No. FF-29072021 for the provision of underwriting services, dated July 29, 2021, between Freedom Finance Global PLC and Freedom Finance SPC Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: November 22, 2021	By:	/s/ Evgeniy Ler
Evgeniy Ler
Chief Financial Officer

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